UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2020 (August 6, 2020)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Rd.
Atlanta, GA 30328
(Address of principal executive offices including zip code)

(770) 418 - 7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $1 par value per share	NWL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) 2020 Long Term Incentive Plan

As set forth in the Compensation Discussion and Analysis in the proxy statement for the 2020 annual meeting of stockholders of Newell Brands Inc. (the “Company”), the objectives of the Company’s long-term incentive compensation program are to motivate executives to increase stockholder value over the long term and to align the interests of executives with those of stockholders. Accordingly, as described in a Current Report on Form 8-K filed with U.S. Securities and Exchange Commission on February 20, 2020, the Company made awards to its named executive officers under the 2020 Long Term Incentive Plan Terms and Conditions under the Company’s 2013 Incentive Plan (as amended, the “LTIP”). In connection with the 2020 LTIP awards, the Company and each of the named executive officers entered into performance-based Restricted Stock Unit Award Agreements (the “RSU Agreements”) that vest on the third anniversary of the grant date, subject to continuous employment and the level of attainment of performance criteria for Annual Core Sales Growth and Free Cash Flow over a three-year performance period and subject to a relative total shareholder return modifier.

The Organizational Development and Compensation Committee (the “Committee”) of the Company’s Board of Directors, on August 6, 2020, determined that it was in the best interests of the Company and stockholders to amend the weighting of the payout percentage for Annual Core Sales Growth for each calendar year of the three-year performance period (the “Core Sales Payout Percentage”), as described in Exhibit A of the LTIP and the RSU Agreements (the “LTIP Amendment”). The Committee reached this determination in consideration of the significant impact of the COVID-19 pandemic on the Company’s 2020 sales, which was not anticipated at the time of the LTIP grants. Under the LTIP, the Core Sales Payout Percentage was originally calculated as the average of annual payout percentages over a three-year performance period. Pursuant to the LTIP Amendment, the Core Sales Payout Percentage will now be calculated based on the following weighting of annual payout percentages: 20% for 2020 and 40% for each of 2021 and 2022. In making this amendment, the Committee assessed various criteria and determined that revising the percentage weighting used to calculate the Core Sales Payout Percentage was an appropriate way to mitigate the impact of the COVID-19 pandemic on payouts under the LTIP in order to support the continued retention of executives and to offer a reasonable payout opportunity. The Committee has otherwise preserved the structure of the LTIP and RSU Agreements, including but not limited to the performance criteria, measurement method for Free Cash Flow and the award modifier based on relative total shareholder return. The summary above is qualified in its entirety by reference to the LTIP Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended Exhibit A to 2020 Long Term Incentive Plan Terms and Conditions and 2020 Restricted Stock Unit Award Agreements with the CEO and the Management Committee

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 10.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: August 12, 2020	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal and Administrative Officer and Corporate Secretary

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